UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 22, 2008

X-Change Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	002-41703	900156146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

710 Century Parkway, Allen, Texas		75013
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-747-0051 x113

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As reported on a previous Current Report on Form 8-K filed by The X-Change Corporation (the "Company") on August 28, 2006 (the "August 2006 Form 8-K"), the Company and AirGATE Technologies, Inc., a wholly-owned subsidiary of the Company ("AirGATE", and collectively with the Company, the "Borrowers"), executed a Promissory Note with Melissa CR 364 Ltd., a Texas limited partnership (the "Lender"), providing the Borrowers with a $1,000,000 line of credit (the "Note").

The Note carries a term of 24 months with interest accruing at 10% per annum. Accrued interest under the Note is payable quarterly beginning November 1, 2006, and the principal and accrued interest were due on August 15, 2008 (the "Maturity Date"). At the discretion of the Lender, the Note may be converted into restricted common stock of the Company at any time during the term of the Note at a conversion rate equal to $0.825 per share of the Company’s common stock. In addition, the Note is secured by 100% of the shares of common stock of AirGATE.
A copy of the Note is attached to the August 2006 Form 8-K as Exhibit 10.1. The foregoing description of the Note is a summary description and does not purport to be a complete statement of the parties’ rights and obligations under the Note, and is qualified in its entirety by reference to the copy of the Note filed as an exhibit to the August 2006 Form 8-K.

On the Maturity Date, the Company did not make the required payment of the entire outstanding principal and accrued interest due under the Note. The Note provides that such failure to make payment, if not remedied by August 25, 2008, would constitute an event of default under the Note.

On August 22, 2008, the Company, AirGATE and the Lender entered into an Amendment to Promissory Note (the "Amendment") amending the Note. The Amendment extended the Maturity Date of the Note to December 15, 2008. In connection with the Amendment, the Borrower paid Lender (i) $100,000 to be applied against the outstanding principal of the Note, (ii) all interest on the Note accrued through August 15, 2008, and (iii) $4,500, representing Lender’s attorneys’ fees and costs in connection with the Amendment.

After the application of the $100,000 principal payment against the outstanding principal under the Note, the outstanding principal owed under the Note was $697,794. Interest payments are due on the 15th of each month beginning September 15, 2008. If either Borrower effects a corporate financing transaction before December 15, 2008, pursuant to which one or both of the Borrowers receives in excess of $300,000 through the issuance of debt or equity or a combination thereof, the Borrowers have agreed to remit to Lender, in payment of the Borrowers’ obligations under the Note, the entire net proceeds of such transaction, or such smaller amount of net proceeds as is necessary to pay the entire outstanding principal amount of the Note, plus all accrued interest.
A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Amendment is a summary description and does not purport to be a complete statement of the parties’ rights and obligations under the Amendment and is qualified in its entirety by reference to the attached copy of the Amendment.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

See Item 1.01 above. The events described in Item 1.01 resulted in an increase for the Borrowers’ direct financial obligation in the amount of $4,500, which the Borrowers paid to reimburse Lender for its attorneys’ fees and costs in connection with the Amendment.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Amendment to Promissory Note, dated as of August 22, 2008, by and among The X-Change Corporation, AirGATE Technologies, Inc. and Melissa CR364 Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

X-Change Corporation

August 28, 2008	By:	/s/ George DeCourcy

Name: George DeCourcy
Title: CFO

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Exhibit Index

Exhibit No.	Description

10.1	Amendment to Promissory Note, dated as of August 22, 2008, by and among The X-Change Corporation, AirGATE Technologies, Inc. and Melissa CR364 Ltd.